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                                  EXHIBIT 24.1

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement (Form S-8) and related prospectus pertaining to the 1991 Stock Option Plan of Hytek Microsystems, Inc. of our report dated February 10, 1995, with respect to the financial statements of Hytek Microsystems, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG, LLP


Reno, Nevada
August 2, 1995